UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Datalink Corporation
(Name of Registrant as Specified In Its Charter)

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DATALINK CORPORATION
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344
(952) 944-3462

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 5, 2017

The date of this Supplement is December 23, 2016.

        This supplement (the "Supplement") amends and supplements the definitive proxy statement on Schedule 14A filed by Datalink Corporation ("Datalink" or the "Company") with the Securities and Exchange Commission (the "SEC") on November 29, 2016 (the "Definitive Proxy Statement"), relating to Datalink's special meeting of shareholders to be held at Datalink's principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, on Thursday, January 5, 2017 at 9:00 a.m. local time. The purpose of the special meeting of shareholders is to consider and vote on (1) a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated as of November 6, 2016, by and among Datalink, Insight Enterprises, Inc., a Delaware corporation ("Insight"), and Reef Acquisition Co., a Minnesota corporation and wholly owned subsidiary of Insight ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Datalink (the "merger"), the separate existence of Merger Sub will cease, and Datalink will continue as the surviving corporation; (2) a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger; and (3) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement or in the absence of a quorum.

        Datalink wishes to make certain supplemental disclosures relating to the proposed merger at this time. Nothing in this Supplement shall be deemed to be an admission of the legal necessity or materiality under any federal, state or other applicable laws of the disclosure of any of the supplemental information set forth herein. This Supplement should be read in conjunction with the Definitive Proxy Statement, which we urge you to read in its entirety. To the extent that information in this Supplement differs from or updates information contained in the Definitive Proxy Statement, you should rely on the information in this Supplement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Definitive Proxy Statement remains unchanged. Any page references listed below are references to pages in the Definitive Proxy Statement prior to any additions or deletions resulting from the supplemental disclosures. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement. The additional disclosures are as follows:

Summary—Regulatory Approvals

        The following information supplements the information under the heading "Summary—Regulatory Approvals" beginning on page 7 of the Definitive Proxy Statement. You are encouraged to read carefully this entire Supplement and the entire Definitive Proxy Statement, including the Annexes and other documents to which this Supplement or the Definitive Proxy Statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

        The following disclosure amends and restates the first two full paragraphs on page 7:

          HSR Waiting Period.     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the United States Federal Trade Commission (the "FTC") and all statutory waiting period requirements have been satisfied. On December 12, 2016, the FTC notified us that early termination of the waiting period under the HSR Act has been granted effective as of December 12, 2016.

          German Competition Clearance.     The merger is also subject to the merger control provisions of the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen) (the "German Competition Act"), which among other things provides that the merger may not be completed until notification has been given, and clearance has been received from, Germany's Federal Cartel Office (the "FCO"). On December 21, 2016, the FCO granted such clearance, notifying Insight's counsel that the transaction may be consummated in accordance with the German Competition Act.

The Merger—Certain Datalink Unaudited Prospective Financial Information

        The following information supplements the information under the heading "The Merger—Certain Datalink Unaudited Prospective Financial Information," beginning on page 39 of the Definitive Proxy Statement. You are encouraged to read carefully this entire Supplement and the entire Definitive Proxy Statement, including the Annexes and other documents to which this Supplement or the Definitive Proxy Statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

        The following disclosure amends and restates the last paragraph beginning on page 40 of the Definitive Proxy Statement and continuing on page 41 of the Definitive Proxy Statement and the table and footnotes on page 41 of the Definitive Proxy Statement:

          Certain of the measures included in the Projections may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Datalink may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included because they were used by Raymond James in the preparation of their opinion, as described under "—Opinion of Datalink's Financial Advisor." The non-GAAP information included below is not intended to supplement the GAAP information otherwise contained herein, and GAAP reconciliation of the non-GAAP information included below is not available without unreasonable efforts, as the information included below was not calculated or prepared in accordance with GAAP and was not derived from measures calculated and presented to any parties, including our board, Insight or Raymond James, in accordance with GAAP.

		Calendar Year Ending December 31,
	3 Months Ending December 31, 2016
		2017	2018	2019
	(dollars in millions)
Revenue	$199.5	$770.0	$800.0	$832.0
Cost of Goods Sold	$159.7	$620.6	$645.5	$672.9
Gross Margin	$39.9	$149.4	$154.5	$159.1
Gross Margin %	20.0%	19.4%	19.3%	19.1%
Operating Expenses (non-GAAP)(1)	$28.9	$120.7	$122.9	$124.8
Adjusted Operating Income (non-GAAP)(1)	$11.0	$28.6	$31.6	$34.3
Operating Margin	5.5%	3.7%	4.0%	4.1%
Other Income (Net)	$0.1	—	—	$(0.2)
Provision for Income Taxes (non-GAAP)(1)	$(4.0)	$(11.5)	$(12.7)	$(13.7)
Adjusted Net Income (non-GAAP)(1)	$7.0	$17.2	$19.0	$20.5
Amortization of Intangibles	$(1.2)	$(3.8)	$(0.2)	—
Stock Compensation Expense	$(1.4)	$(4.3)	$(4.3)	$(4.3)
Income Tax Benefit	$1.0	$3.2	$1.8	$1.7
GAAP Net Income	$5.4	$12.3	$16.3	$17.9
Adjusted EBITDA (non-GAAP)(2)	$11.9	$31.8	$34.8	$37.5
Less: Cash Taxes	$(4.0)	$(11.5)	$(12.7)	$(13.7)
Less: Increase in Net Working Capital(3)	$(10.0)	$(16.6)	$(5.2)	$(5.8)
Less: Capital Expenditures	$(0.8)	$(3.2)	$(3.2)	$(3.2)
Unlevered Free Cash Flow (non-GAAP)(4)	$(2.9)	$0.6	$13.8	$14.8
Cash Flow From Operations	$(0.8)	$14.5	$21.4	$20.3

(1)
Each of Operating Expenses, Adjusting Operating Income, Provision for Income Taxes and Adjusted Net Income, as defined by us, excludes stock based compensation expenses, amortization of intangible assets and the related income tax benefit relating to those items.

(2)
Adjusted EBITDA, as defined by us, excludes acquisition purchase accounting adjustments, stock based compensation expense, integration and transaction costs and amortization of intangible assets.

(3)
Net working capital defined as accounts receivable, inventories, inventories shipped but not installed and income taxes receivable less accounts payable, accrued commissions, accrued income taxes, accrued sales and use tax, accrued expenses, other and line of credit.

(4)
Raymond James calculated unlevered free cash flows based on our projections and such unlevered free cash flows were reviewed and approved by us for Raymond James' use in connection with the merger.

The Merger—Opinion of Datalink's Financial Advisor

        The following information supplements the information under the heading "The Merger—Opinion of Datalink's Financial Advisor," beginning on page 41 of the Definitive Proxy Statement. You are encouraged to read carefully this entire Supplement and the entire Definitive Proxy Statement, including the Annexes and other documents to which this Supplement or the Definitive Proxy Statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

        The following disclosure amends and restates the second full paragraph on page 44 of the Definitive Proxy Statement under the subsection "—Summary of Financial Analysis—Selected Companies Analysis":

          Although none of the selected companies are directly comparable to Datalink, the selected companies were chosen because they share, in Raymond James' professional judgment and experience, a similar industry and similar business characteristics with Datalink, including type of products and services offered, business model and target market, or have similar operating characteristics. Raymond James determined, using its professional judgment, that these selected companies were the most appropriate for purposes of this analysis and, while there may have been other companies that operate in similar industries to Datalink or have similar principal lines of business or financial or operating characteristics to Datalink, Raymond James did not specifically identify any other companies for this purpose.

        The following disclosure amends and restates the first full paragraph on page 45 of the Definitive Proxy Statement under the subsection "—Summary of Financial Analysis—Selected Transactions Analysis":

          Selected Transaction Analysis.    Raymond James analyzed information relating to selected acquisitions since 2010 of companies that engage primarily in the systems integrator business and that share, in Raymond James' professional judgment and experience, similar business characteristics, including type of products and services offered, business model and target market, or those that have similar operating characteristics, and Raymond James prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis included:

        The following disclosure amends and restates the third full paragraph on page 46 of the Definitive Proxy Statement under the subsection "—Summary of Financial Analysis—Discounted Cash Flow Analysis":

          The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 9.0% to 13.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing our business plan calculated by Raymond James based on its judgment and experience, factoring in, among other matters, the cost of equity capital estimated for Datalink using the 10-year U.S. treasury yield as of November 4, 2016 as representative of the risk-free rate, the 2016 Duff & Phelps Valuation Handbook, which considers the market risk premium and size premium, and the cost of Datalink's current credit facility as representative of the cost of debt. In addition, the cost of equity capital calculation was performed by Raymond James using the median of the relevered betas of peer companies (including Datalink), relevered according to the median debt to equity ratio of peer companies (including Datalink). The resulting range of present enterprise values was adjusted by our current capitalization and divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of our common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for Datalink implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:

The Merger—Regulatory Approvals

        The following information supplements the information under the heading "The Merger—Regulatory Approvals," beginning on page 59 of the Definitive Proxy Statement. You are encouraged to read carefully this entire Supplement and the entire Definitive Proxy Statement, including the Annexes and other documents to which this Supplement or the Definitive Proxy Statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

        The following disclosure is added as the last full paragraph on page 59 of the Definitive Proxy Statement:

          On December 12, 2016, the FTC notified us that early termination of the waiting period under the HSR Act has been granted effective as of December 12, 2016.

        The following disclosure is added as the first full paragraph on page 60 of the Definitive Proxy Statement (at the end of the subsection "—Regulatory Approvals"):

          On December 21, 2016, the FCO granted such clearance, notifying Insight's counsel that the transaction may be consummated in accordance with the German Competition Act.

Important Additional Information

        Datalink has filed with the SEC and mailed to its shareholders the Definitive Proxy Statement in connection with the proposed merger. Shareholders are urged to carefully read the Definitive Proxy Statement, as supplemented by this Supplement, and any other relevant documents that Datalink files with the SEC when they become available because they contain, or will contain, important information about Datalink and the proposed merger. The Definitive Proxy Statement, the supplements to the Definitive Proxy Statement and other documents filed by Datalink with the SEC may be obtained free of charge at the SEC's website (http://www.sec.gov), at Datalink's investor website (http://www.datalink.com/Investor-Information), or by writing or calling Datalink at Datalink Corporation, 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344 or by (952) 944-3462.

Participants in the Solicitation

        Datalink and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Datalink's shareholders in connection with the proposed merger. Information regarding Datalink's directors and executive officers and any interest they have in the proposed merger is set forth in the Definitive Proxy Statement filed with the SEC in connection with the proposed merger, which may be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

        Certain statements contained in this communication may constitute "forward-looking statements." Forward-looking statements can usually be identified by the use of words such as "aim," "anticipate," "believe," "continue," "could," "estimate," "evolve," "expect," "forecast," "intend," "looking ahead," "may," "opinion," "plan," "possible," "potential," "project," "should," "will" and other expressions which indicate future events or trends.

        These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: Datalink's shareholders may not approve the transaction; conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; uncertainties surrounding the transaction; the outcome of any legal proceedings related to the transaction; Datalink may be adversely affected by other economic, business, and/or competitive factors; risks that the pending transaction disrupts current plans and operations; the retention of key employees of Datalink; other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period or at all; and the other risks described from time to time in Datalink's reports filed with the Securities and Exchange Commission (the "SEC") under the heading "Risk Factors," including the Annual Report on Form 10-K for the fiscal year ended

December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Datalink's filings with the SEC.

        All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Datalink undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.